Exhibit 10.18

Translation

NOTARY CERTIFICATE

SHANGHAI OFFICE OF THE NOTARY PUBLIC OF

THE PEOPLE’S REPUBLIC OF CHINA

Exhibit 10.18

Translation

SHANGHAI MUNICIPALITY PROPERTY LEASE CONTRACT

(PRE-LEASE OF COMMODITY PROPERTY)

PRINTED BY

SHANGHAI MUNICIPALITY HOUSING LAND RESOURCES ADMINISTRATIVE BUREAU

SHANGHAI MUNICIPALITY ADMINISTRATION OF INDUSTRY AND COMMERCE

Exhibit 10.18

Translation

SPECIAL NOTICE

1. This Contract is applicable to the pre-lease of commodity housing and the property lease signed and negotiated pursuant to the market principles that are located within the administrative district of this municipal, excluding those leases of publicly-owned residential houses with the fixed rent prescribed by the municipality government, administrative assigned houses, welfare non-residential housing that are built and invested by the government, and privately-owned residential housing at the fixed rent prescribed by the municipality government before Shanghai Municipality Leasing of Building Premises Regulations “Regulations” was put in force.

2. Pre-leasing is only applicable to those commodity housing invested and built by the real estate developers with pre-selling license. However the commodity premises that have been pre-sold by the real estate developers shall not be pre-leased; and the advance purchaser of the commodity housing shall not pre-lease the commodity housing.

3. The terms [lease] or [pre-lease] in all articles of this contract are indicative symbols, suggesting such article is applicable to the deeds of lease or the deeds of pre-lease. When this Contract is used as property lease contract, only the articles marked with [lease] shall be applied; while used as commodity pre-lease contract, only the articles and supplementary articles marked with [pre-lease] with the part containing “pre-leasing relevant matters” shall be applied. Other terms without a [ ] mark are deemed as general terms, applicable to both leasing and pre-leasing situation.

4. When this Contract is used as commodity housing, both parties of the pre-lease shall sign a Commodity Housing Use Handover Letter after the construction commodity housing have been finished, the real estate developer has completed the initial real estate registration and has acquired the Real Estate Ownership Certificate of . The original pre-leasing terms will be fulfilled when Commodity Housing Use Handover Letter takes effect.

5. This Contract is a ( trial) sample drawn up by the Municipality Real Estate Resource Bureau and Shanghai Municipality Administration of Industry and Commerce, based on “Shanghai Municipality Leasing of Building Premises Regulations”. The contract terms are all indicative, available to both leasing parties to agree and use. Should there be unsolved matters in this Contract, both parties may negotiate and determine supplemental terms through mutual consent.

6. Before signing this Contract, the lessor shall show the lessee the Real Estate Ownership Certificate or other subsidiary certificate to the lessee, the real estate developer shall show the Pre-lease Permit to the pre-lessor. Both parties shall check the identity of each other. If the building premises shall be leased to a outsider, the lessor shall also show the “Building Premise Security License” issued by the Police Authority.

7. The Parties shall handle the registration and filing of this Contract in accordance with the regulations within 15 days after the signing of this Contract. For housing lease, the parties shall register with the local real estate trade centre or the farm general filing office and obtain the Lease Contract Registration Proof ; for commodity housing pre-lease, foreign-sale commodity housing shall register and file with the municipality real estate trade centre; domestic sale of commodity housing shall register and file with the local real estate trade centre. For pre-leasing, after the construction is finished, the Real Estate Ownership

Exhibit 10.18

Translation

Certificate is acquired and the Pre-leasing Commodity Housing Use Handover Letter is signed by both parties, and then file and register with the local real estate trade centre or the farm general filing office as required and to obtain the Lease Contract Registration Proof. After the leasing contract is registered and filed, it can act against a third party in the circumstances of overlapping of pre-leasing, rent, transfer of the house during leasing term or being penalize for setting up a mortgage.

8. When one party requests registration filing while the other party does not cooperate, the party who requested the registration filing can take this Contract, a valid proof of identity and relevant documents to administer the filing and registration.

9. The Property Lease Security Deposit is a measure of performance guarantee. When the house is leased, the lessor can reach an agreement with the lessee in the contract to collect property lease security deposit. The amount of the deposit shall be determined by both parties. When the leasing relationship terminates, the lessor shall deduct the costs due to be paid by the lessee in accordance with provisions of the contract from the deposit and return the balance to the lessee.

10. This version of Contract can be purchased from the real estate trade centre or farm general filing office of the city, the district or where the house is located. Parties to this Contract shall read carefully and know full well the content of each term before using this Contract.

11. This Contract is a sample version for the parties to use as a reference.

12. If the leasing relationship in this Contract is acted by an agent or intermediary, the leasing parties shall request the organization of the agent and the agent to sign and seal on the last page of this Contract.

Exhibit 10.18

Translation

SHANGHAI MUNICIPALITY PROPERTY LEASE

COMMODITY HOUSING PRE-LEASE CONTRACT

(Contract No.:                     )

Parties of this Contract:

[Lease]

Lessor (Party A):             Shanghai CITIC Square Co., Ltd.

Lessee (Party B):             The9 Computer Technology Consulting (Shanghai) Co., Ltd.

[Pre-Lease]

Pre-Lessor (Party A):

Pre-Lessee (Party B);

In accordance with “Contract Law of the People’s Republic of China”, “Shanghai Municipality Leasing of Building Premises Regulations (hereinafter referred to as the “Regulations”), both the Lessor and the Lessee, on the basis of equality, voluntariness, fairness, good faith, and honesty, in respect of Party B shall lease Party A’s CITIC Square as allowed to be leased under laws, mutually agreed through consultation to enter into this Contract.

I. Status of the Premises for Lease or Pre-lease

1-1 Party A shall let to Party B the unit(s) situated at the whole floor of 30th Floor, CITIC Square, 1168 Nanjing Road West, Jing’an District, Shanghai (hereinafter referred to as the “Premises”). The Actual Estimated construction area of such Premises is x square meter, the purpose of the Premises is complex, the type of the Premises is newly built commodity house, with reinforced concrete structure. See Appendix (I) of this Contract for the floor plan of such Premises. Party A has already displayed to Party B the following documents:

1) [Lease] Real Estate Right Certificate/Real Estate Ownership Right Certificate [Certificate No. : (2000) 007941 ].

2) [Pre-lease] Pre-sell Permit [ Permit No.:                     ].

1-2 Being the Real Estate Right Owner, Party A and Party B shall establish a lease relationship. Prior to the signing of this Contract, Party A has already informed Party B that no mortgage was set up for such Premises.

1-3 The scope of use, conditions and requirements for public use or for appropriate portion of such Premises; the existing fixtures, auxiliary facilities, status of equipments and the content, standard and the relevant matters that required consent, of the additional auxiliary facilities and decoration installed by Party B with the consent of Party A are respectively listed by Party A and Party B in Appendices (2) and (3) of this Contract. Both Party A and Party B agree that those appendices shall

Exhibit 10.18

Translation

be used as the basis of acceptance when Party A delivers to Party B such Premises and when Party B returns such Premises to Party A during the termination of this Contract.

II. Purpose of the Lease

2-1 Party B undertakes with Party A that the lease of such Premises will be used for x  , and in accordance with the relevant regulations concerning the use and property management of housing by the State and this municipality.

2-2 Party B warrants that Party B shall not change the purpose of use as stipulated above without the prior written consent of Party A and without the prior review and approval by the relevant departments as required during the lease term.

III. Date of Delivery and Lease Term

3-1 Both Party A and Party B agree that Party A shall deliver the Premises to Party B before _x_ (date) _x_ (month) _x_ (year). [Lease] The Lease Term begins from _x_ (date) _x_ (month) _x_ (year), to _x_ (date) _x_ (month) _x_ (year). [Pre-lease] The Pre-lease term begins from the date of signing the Pre-leasing Commodity Housing Use Handover Letter to _x_ (date) _x_ (month) _x_ (year).

3-2 Upon the expiry of the Lease Term, Party A is entitled to reclaim the Premises, and Party B shall return the Premises as scheduled . If Party B needs to renew the lease, a written request of renewing the lease shall be submitted to Party A _x_ months before the expiry of the Lease Term. Upon the consent of Party A, a new lease contract can be entered.

IV. Rent, Payment Method and Term

4-1 Both parties agree that the daily rent of such Premises is (_x_ currency) _x_ yuan per square meter of construction area. [Lease] The total of the monthly rent is (_x_ currency) _x_ yuan. (In capital: _x_, _x_ . _x). [Pre-Lease ] The monthly rent is calculated based on the actual construction area determined in the Pre-leasing Commodity Housing Use Handover Letter by both Party A and Party B.

The rent of such Premises shall remain unchanged in _x_ (year/month). From the _x_th (year/month), the Parties may adjust the rent through negotiations. Relevant matters of adjustment shall be agreed upon by both parties in the supplementary provisions.

4-2 Party B shall pay Party A the rent before the ___ (date) of each month. Should any delay of payment occur, Party B shall pay a penalty of _x_% of the daily rent for each day of overdue.

4-3 Party B shall pay Rent by the following method:

Exhibit 10.18

Translation

V. Deposit and Other Fees

5-1 Both parties agree that, upon delivery of the Premises by Party A to Party B, Party B shall pay a Deposit to Party A thereon, which is the rent of              (month), that is (             yuan).

After receiving the Deposit, Party A shall issue a receipt to Party B evidencing the payment. .

Upon the termination of the lease, Party A shall deduct from the deposit any fees which shall be responsible by Party B in accordance with the provisions of this Contract and return the balance thereof without interest to Party B.

5-2 During the Lease Term, charges resulting from the use of water, electricity, gas, telecommunication equipment, property management,              etc. shall be borned by Party B, and other relevant fees shall be borne by Party B.

5-3 In respect of the above charges borned by   x   (Party A/Party B), the methods for calculation, allocation, payment and time are:

VI. House-Use Requirement and Maintenance Responsibilities

6-1 During the Lease Term, Party B shall notify Party A promptly any malfunction of the Premises and its auxiliary facilities for repair; Party A shall carry out repairing within x days after receiving the notification of Party B. Should Party A fail to carry out repairing within _x_ days, Party B may carry out the repairing, with the relevant costs being borne by Party A.

6-2 During the Lease Term, Party B shall reasonably use and maintain such Premises and its facilities. Party B shall be responsible for repair of damages or malfunction arising out of the improper use or unreasonable use of such Premises and its auxiliary facilities by Party A. In the event Party B refuses to repair, Party A may carry out the repair or maintenance, with the relevant costs being borne by Party B.

6-3 During the Lease Term, Party A warrants that such Premises and its auxiliary facilities are in a normal, usable and safe conditions. Party A shall inform Party B x days in advance prior to the inspection and maintenance of such Premises. During the inspection and maintenance, Party B shall provide assistance. Party A shall reduce the influence of Party B using such Premises during the inspection and maintenance.

6-4 Except as stipulated in Appendix (III) of this Contract, should Party B need to renovate or install additional auxiliary facilities and equipments to the Premises, it shall seek written consent of Party A. If review and approval are required under the relevant regulations, (Party A/Party designates Party B) x shall submit its application to the relevant departments for review and approval before the fitting-out and installation can be carried out. . In respect of the duty to repair and maintenance and the ownership of the additional auxiliary facilities and equipments installed by Party B, both parties shall stipulate these in a separate agreement.

VII. Condition of the Premises When Returned

7-1 Unless Party A agrees to renew the lease with Party B, Party B shall return the Premises within x days after the term of the lease of this Contract expires. Should Party B

Exhibit 10.18

Translation

delay in returning the Premises without Party A’s consent, Party B shall pay to Party A the amount of which equals to x yuan per square meter (x currency) for each day of delay as such Premises’ usage fee during such Premises possession period .

7-2 The Premises returned by Party B shall be in a normal use conditions, which shall be inspected and confirmed by Party A when returning, and each party shall settle its respective responsible charges.

VIII. Sublease, Assign and Exchange

8-1 Unless Party A has agreed through the supplementary terms of this Contract for Party to sublease, during the Lease Term, Party B may sublease part or all of such Premises to others upon prior written consent of Party A. Provided however that the same Premises cannot be subleased in segments.

8-2 When Party B sublease such Premises, a written Subleasing Contract should be entered with the sub lessee pursuant to the Regulations and relevant records shall be registered and filed with the local Real Estate Trading Centre or farm system of the district and county as required

8-3 During the Lease Term, should Party B assign such Premises to others to rent, or to exchange the premises leased by other lessee, Party A’s prior written consent must be obtained. After the assignment or exchange, the assignee or the exchanged party of the leasing right of such Premises shall sign the amendment to the Leasing Contract with Party A thereon, and continue to perform this Contract.

8-4 During the Lease Term, if Party A needs to sell such Premises, it shall inform Party B 3 months in advance. Party B shall have the right of the first refusal to purchase the Premises under the same conditions.

IX. Conditions to Terminate l this Contract

9-1 Both parties agree that, should any of the following cases emerge during the Lease Term, this Contract shall be terminated and neither party shall be liable thereon:

(1) The land use right within the scope of such Premise is withdrawn ahead of time in accordance with the provisions of laws;

(2) Such Premises are confiscated due to social public interest adhering to the laws t;

(3) Such Premises is listed within the area of dismantling because of urban construction in accordance with the laws;

(4) Such Premises are destroyed, damaged or identified as a dangerous premises;

(5) Party A has already informed Party B that such Premises is mortgaged prior to being leased and now is being penalized;

(6) x

9-2 Both parties agree that in case one of the following cases emerges, either party may give written notice to the other party to terminate the contract. The breaching shall pay a breaching premium equivalent to _x_ times of the monthly rent to the other party. Should the breaching party cause losses to the other party and the breaching premium paid is insufficient to compensate such losses, the party in breach shall also pay the differences between the losses and the breaching premium:

(1) Party A fails to deliver the Premises as scheduled and has not delivered within x days after Party B’s further notice;

Exhibit 10.18

Translation

(2) Such Premises delivered by Party A fail to comply with the provisions stipulated herein, which leads to the failure of realizing the leasing purpose; or such Premises delivered by Party A is defective, endangering the safety of Party B;

(3) Party B changes the purpose of the use of the Premises without obtaining the written approval of Party A, which leads to damages to the Premises;

(4) Should the main structure of the Premises be damaged out of the reasons of Party B;

(5) Party B sublease, assign the leasing right of such Premises or exchange its respective lease with others without being approved by Party A;

(6) Party B fails to pay Rent for an accumulated time of over _x_ months;

(7) x

X. Default

10-1 Should the Premises be defective at the time of delivery, Party A shall repair within _x_ days from the date of delivery. Should Party A fail to repair as scheduled, Party A agrees to reduce the rent and revise the provisions concerning rent.

10-2 Should losses occur to Party B because Party A fails to inform Party B that the Premises has been mortgaged or the transfer of property rights has been restricted, Party A shall be liable to compensate for such losses.

10-3 During the Lease Term, should Party A fail to implement its duties of repair and maintenance in due course as agreed in this Contract, which leads to the damage to the Premises or causes property losses or personal injury to Party B, Party A shall be liable for compensation.

10-4 During the Lease Term, should Party A terminate this Contract and recover the Premises ahead of time out of the reasons beyond the provisions of this Contract, Party A shall pay a breaching premium equivalent to _x_ times of the rent for the number of days that the Premises is taken back prior to its prescribed schedule. Should the breaching premium be not enough to offset the losses of Party B, Party A shall be liable for compensation.

10-5 Party B fails to obtain prior written consent of Party B or exceed the scope of Party A’s written consent and require to renovate the Premises or installed auxiliary facilities, Party A may request Party B to x (recover the Premises in it original state /compensate the losses).

10-6 During the Lease Term, Party B early terminates the lease beyond the provisions stipulated in this Contract; Party B shall pay a breaching premium equivalent to x times of the rent for the number of days that the lease is early terminated . Should the breaching premium be insufficient to offset the losses of Party A, Party A may deduct such amount from the Deposit. Should the Deposit be insufficient to offset such deduction, Party B shall be to pay the balance.

Exhibit 10.18

Translation

XI. Miscellaneous

11-1 During the Lease Term, should Party A need to mortgage such Premises, Party A shall notify Party B of the same in writing and undertake to Party B that a written inquiry will be given to Party B to inquire Party B’s opinion in purchasing such Premises x days prior to the relevant party agrees to sell or sell in discount such Premises.

11-2 This Contract shall take effect upon execution/ after x it is signed by both parties. Within 15 days after the Contract comes into effect, Party A shall be responsible for handling the filing and registration with the local Real Estate Trade Center or farm system of the district and county and obtaining the filing certificate for property leasing registration. Should the Contract need to be altered or terminated after this Contract is filed and registered, x (Party A/Party B) shall be responsible for handling the formalities of alternation and termination with the original registration authority within 15 days from the date of alteration and termination of this Contract. Party A shall be responsible for all legal liabilities for disputes arising from the reasons that Party A fails to handle the registration and filing for the leasing of the Premises or for the alteration and termination.

11-3 Both parties may sign a supplementary terms to this Contract through negotiations for other matters not covering in this Contract. The supplementary terms and appendices to this Contract are the integral parts of this Contract. The written and printed words filled in the blanks of this Contract as well as the supplementary terms and appendices shall have equal effect.

11-4 Both parties clearly understand their respective rights, obligations and responsibilities when signing this Contract and are willing to strictly abide by the contract provisions. Should one Party be in breach of this Contract, the other Party shall be entitled to lodge claims in accordance with the provisions of this Contract.

11-5 Any disputes emerging between the parties during the term of the contract shall be settled through consultations, failing which both parties agree to settle the disputes through the following _x_th approach:

~~(1) to be submitted for arbitration by Shanghai Arbitration Commission;~~

(2) to bring an action to the People’s court in accordance with law.

11.6 This Contract and the appendices are prepared in quadruplicate. Each Party keeps one copy. The Real Estate Trade Center of Jing’an District or farm bureau keeps one copy and Shanghai Notarization Office keeps one copy. All copies shall have equal effect .

Exhibit 10.18

Translation

Supplementary terms

I. Relevant Matters of Pre-leasing

1-1 As stipulated by both parties, Party A should receive from Party B _x_ yuan (equivalent to RMB _x_ yuan) as pre-paid fundon a lump-sum basis on the day when this Contract comes into effect. The prepaid fund is for the use of _x_.

1-2 Delivery of the commodity premises pre-leased by Party A must comply with the following     th scheme:

(1) has handled the initial real estate registration and obtained the Real Estate Property Right Certificate for newly-built commodity premises;

(2) non-residential commodity premises has obtained the certificate for being examined and approved for the completed project; residential commodity premises has obtained the “permit for delivery and use”.

Both parties agree that, if scheme (2) above is opted, this supplementary term shall clarify the rights, obligations and risks responsibilities during the time of delivery of the Premises and signing of the handover and use letter.

1-3 Both parties agree that:

If scheme (1) above is opted, Party A shall, after obtaining the real estate property right of newly-built commodity premises, inform Party B of signing the Commodity Premises Pre-leasing Handover for Use Letter, and deliver the pre-leased commodity premises upon signing of the Commodity Premises Pre-leasing Handover for Use Letter.

If scheme (2) above is opted, Party A shall obtain the new real estate property right certificate within x days after the Premises is delivered, and inform Party B to sign the Commodity Premises Pre-leasing Handover for Use Letter.

1-4 The commencement date of the lease of such Premises is the date when Commodity Premises Pre-leasing Handover for Use Letter is signed.

1-5 The construction area of such Premises determined by the survey authority of the Shanghai Municipality Housing and Land Management Bureau after the construction completion shall be the actual construction area of such Premises. Both parties agree that in the event the difference between temporarily measured space area and the actual measured construction area exceeds + x % (including x%), Party B shall have the right to terminate this Contract.

Exhibit 10.18

Translation

1-6 Both parties agree, in case of any of the following situation, one Party may lodge claims against the other Party. Additional default responsibilities are agreed upon by both parties in supplementary terms:

1. Party A delays to delivery the Premises;

2. the Premises delivered by Party A does not comply with the provision as stipulated in Appendix (III) of this Contract;

3. before the delivery of the Premises, Party A or Party B terminates this Contract;

4. _____________________x_____________________

1-7 During the Pre-lease Term, Party B shall not sublease the, assign the leasing right or exchange the leasing right of such Premises.

II. Other Relevant Matters

Exhibit 10.18

Translation

Appendix I

The Floor Plan of Such Premises

CITIC SQUARE

30th Floor

Exhibit 10.18

Translation

Appendix III

Status of the exiting fixtures, auxiliary facilities and equipment and agreed decoration and additional auxiliary facilities and equipment installed by Party B at Party A’s consent

CITIC SQUARE Basic Handover Conditions (Office)

Lessor Area

1.	Partition are constructed by reinforced concrete, concrete bricks or bricks

2.	Concrete platform

3.	Interior walls are latex and caulked

4.	Acoustic ceiling system and lighting, building central air conditioning system (with adjustable cooling level end device) supply and ventilate duct installed on standard area

5.	Automatic extinguishing system

6.	Separate meter in Electric Room

Note: The Lessee shall hire and pay for the authorized contractor of the Lessor for connecting its electrical equipment to the central switch and the separate meter to be installed by the Lessor.

7.	Fire proof in balance solid wood front door

8.	Floor and wall base main system

9.	Others: Smoke detector

        Thermal device

Exhibit 10.18

Translation

Lessor (Party A):

Shanghai CITIC Square Co., Ltd.

Nationality:

Legal Representative:

Registration Certificate/Identity No:

Address:

9th Floor, 1168 Nanjing Road West,

Shanghai Municipality

Postal Code: 200041

Telephone: (8621) 621801801

Designated Agent: (illegible)

Sign and Seal: (illegible)

Execution date: 4 July 2003

Place of execution:

Lessee (Party B):

The9 Computer Technology Consulting (Shanghai) Co., Ltd.

Nationality:

Legal Representative:

Registration Certificate/Identity No:

Address:

Postal Code:

Telephone:

Designated Agent:

Sign and Seal:

Execution date: 4 July 2003

Place of execution:

Name of the organization of broker:

Name of broker:

Certificate No. of the qualified broker:

Exhibit 10.18

Translation

CITIC Square Leasing Contract

Supplementary Terms

Content

Index
12-1	Party B
12-2	Parties
12-3	The Premises
12-4	Interior Repair and Maintenance
12-5	Delivery
12-6	No deduction
12-7	Deposit
12-8	Breach or default
12-9	Return of Deposit
12-10	Government Tax
12-11	Method of Payment
12-12	Fee Adjustment
12-13	Fees not included in Rent
12-14	Public utility fees
12-15	Penalty
12-16	Calculation of Penalty
12-17	Right reserved by Party A
12-18	Party B’s repair and maintenance responsibilities

12-19	Party B’s undertaking and guarantee
12-20	Renovation
12-21	Party A’s repair and maintenance responsibilities upon the Premises

12-22	Force Majeure
12-23	Sublease and Sublet
12-24	Sale and Rebuild
12-25	Insurance
12-26	Party A’s maintenance and repair responsibilities upon the central air-conditioning
12-27	Potential tenant
12-28	Disclaimer
12-29	Release of Responsibilities
12-30	Early Termination
12-31	Party A reserves the right to enter the Premises
12-32	Unilateral Termination
12-33	Demand for payment of rent and other fees
12-34	Rights reserved by Party A
12-35	Cut off electricity and water supply
12-36	Forgiveness not deemed as waiver
12-37	No Waiver
12-38
(1) Test electronic lines
(2) Obey the rules and regulations

Exhibit 10.18

Translation

	(3)	Debris Removal
	(4)	Signal board
	(5)	Name board
	(6)	Change construction plan
	(7)	Nuisance
	(8)	Usage
	(9)	Commodity production
	(10)	Explosive
	(11)	Smell
	(12)	Lay objects in public place
	(13)	Prepare food
	(14)	Pet and animal
	(15)	Infection
	(16)	Sublease and sublet
	(17)	Vacate and return the Premises
	(18)	Change and enlarge construction
	(19)	Use the name of the property
	(20)	Not allowed to hawk
	(21)	Loading/Unloading Goods
	(22)	Elevator and escalator
	(23)	Posting
	(24)	Spray and paint
	(25)	Public facility and greenery
	(26)	Locks
	(27)	Structure Overload
	(28)	Agent
	(29)	Equipment and facility
	(30)	Obstruction of Passages
	(31)	Blocking drain
	(32)	Payment of repair expense
12-39
	(1)	Not to interfere
	(2)	Government tax income
	(3)	Roof and main structure
	(4)	Cleaning-up of public area
	(5)	Functional conditions under repair and maintenance
	(6)	Air-conditioning services
12-40	Default
12-41	Right of First Refusal to Purchase
12-42	Alteration Construction of Party A
12-43	Right to name
12-44	Notarization fee, stamp duty and registration fee
12-45	First-class comprehensive building
12-46	Notification to Party B
12-47	Notification to Party A
12-48	Mail
12-49	Legal fee
12-50	Entire Agreement
12-51	Supplemental Agreement
12-52	Governing Law

Exhibit 10.18

Translation

12-53	Schedule IV
12-54	Dispute Solution
12-55	Headings and index
12-56	Effectiveness of Contract and registration and filing

Appendix I
Part 1
Rental Commencement Date
Lease Term
Part 2
Rent
Fluctuation of exchange rate
Payment method
Part 3
Construction Area

Appendix II
Part 1
Air-conditioning and management fee
Part 2
Other fees
Part 3
Deposit
Part 4
Usage
Part 5
Payment method

Appendix III
Detailed information of Party A
Detailed information of Party B
Appendix IV
	1.	Management rules, regulations system
	2.	Use of covenant
	3.	Air-conditioning Schedule
	4.	Limitation and supervision during the time without air-conditioning
	5.	Parking space
	6.	Telecommunication

Exhibit 10.18

Translation

CITIC Square Leasing Contract

Supplementary terms

This supplementary terms are supplements to the “Shanghai Municipality Property Leasing Contract” (hereinafter refer to as “the Main Contract”) signed by both Party A and Party B in respect of the leasing of such Premises and together with the main text, appendices, schedules and appendices collectively referred to as “this Contract”. If there is any inconsistency between the Main Contract, this supplementary terms and the appendices, this supplementary terms and the appendices shall prevail. If the blank area of a term in the Main Contract is filled with “x” while this supplementary terms and appendices have no agreement thereon, it shall be deemed that the parties do not reach any agreement on such term.

12-1. In this Contract, unless otherwise stated, “Party B” means Party B and/or the receiver, heir, employee, servant, construction unit, agent, borrower, contractor, customer, client of Party B and anyone related to Party B (hereinafter collectively referred to as “these People”). Hence, prohibition or limitation to Party B in this Contract shall equally apply to these People; and these People shall observe and perform the matter as Party B shall do under this Contract; any deliberate, neglect acts done by these people shall be deemed as deliberate, neglect acts done by Party B per se, for which Party B shall be responsible to Party A, Party B shall be responsible to fully indemnify Party A against all fees, expense, claims, and legal proceedings to third party in connection therewith. In this Contract, any provision that prohibits Party B from conducting or proceeding any activities shall include the prohibition of Party B from permitting, allowing or triggering these people to conduct or proceed with such activities.

12-2. The detailed information of Party A and B is listed in the Appendix III of this Contract.

12-3. The Premises is located at the office building of the CITIC Square at the 30th Floor, No. 1168 on Nanjing Road West in Shanghai (hereinafter referred to as “the Premises”). It occupies the whole 30th floor of the Premises. The construction area of the Premises is listed in the Part 3 of Appendix I of this Contract.

The floor plan of the Premises (used for recognition convenience, not including the part of the exterior wall of the Premises) is listed in Schedule I of this Contract, marked by red frame lines and oblique lines.

Party B hereby irrevocably makes a clear and definite declaration: prior to the signing of this Contract, Party B has surveyed the construction area of the Premises and agreed to the rent listed in Part 2 of Appendix I and both parties agreed not to make any rental adjustment upon the discrepancy between such area and the area surveyed and measured by the government, or by other surveying and measuring authorities, or any other people or organizations, or the net area or area calculated through other methods.

12-4. Party B hereby declares definitely: that before signing this Contract, Party B has inspected the Premises on spot and has adequate understanding and is satisfied with the existing decoration and condition of the facilities.

Exhibit 10.18

Translation

Party B shall maintain the Premises and its interior in a lettable and useable condition. Party B shall also repair, maintain and paint the interior of the Premises from time to time during the Lease Term at it’s own expense in accordance with Party A’s requirement (but such standard not necessarily be better than the original condition of the Premises).

When the Lease Term expires or early terminates, Party B shall smoothly return to Party A the Premises with all of its auxiliary, devices and additions it a lettable and useable condition in accordance with the provisions of this Contract (including but not limited to the 4th clause of the Article 12-20 of this Contract). Meanwhile, Party B shall return to Party A all the keys to each part of the Premises.

If Party B fails to return the Premises to Party A as scheduled pursuant to the above provision, Party B shall compensate all the loss hereby suffered by Party A, including but not limited to the breaching premium and the intermediary fee to be responsible by Party A due to the new tenant for the delay of delivering the Premises. Besides, Party B shall pay to Party A double the daily rent as the occupying useage fee from the day the Premises is delayed in returning the Premises.

12-5. Supplement to the Article 3-1 of this Contract as follows:

Whereas the whole 30th floor of the Premises has actually been delivered to Party B, Party A and Party B do not need to go through the handover procedure again.

12-6. During the Lease Term, Party B shall not for any reason deduct its payment of rent, air-conditioning fee, management fee and other fees that Party B shall pay to Party A in advance.

The rent free period of the Premises is listed in Appendix I of this Contract.

12-7. At the time of signing this Contract, Party B shall pay to Party A the Deposit listed in Appendix II of this Contract to ensure that Party B shall observe and perform all the agreement, terms, stipulations, conditions that Party B shall observe and perform under this Contract. In the Lease Term, the Deposit shall be kept by Party A, Party A shall not required to pay any interest of the Deposit to Party B.

12-8. When Party B breaches, non-observe, non-perform of this Contract (without prejudice to any other rights or remedies method Party A may have against such breach, non-observance or non-performance), Party A shall have the right to deduct from the Deposit of the Premises paid by Party B to compensate all the losses, damages (including but not limited to loss of rent) suffered by Party A due to such breach, non-observance or non-performance of Party B. Under such circumstances, within 14 days after Party A informs Party B in written form, Party B shall replenish the Deposit to compensate the part taken by Party A, and thereafter this Contract shall continue to be valid. If Party B fails to comply with the aforesaid stipulations, Party A shall have the right to take back the Premises forthwith and terminate this Contract unilaterally and forfeit the Deposit.

12-9. Without prejudice to other rights of Party A under this Contract, Party A shall return to Party B the Deposit or its balance (if any) without interest upon the expiration of this Contract and within 30 days after Party B vacate from the Premises and return of the Premises to Party A, or within 30 days after Party B pays to Party A the final unpaid amount of losses resulting from Party B breach, non-observance, non-performance of any agreement, terms, stipulations, of this Contract.

Exhibit 10.18

Translation

12-10. Unless otherwise stated by law, Party B shall pay on time (from the beginning of the lease term) all the taxes and other fees (except real estate tax) arising out of the leasing of the Premises payable by Party B to the governmental authorities pursuant to the laws and regulations of the People’s Republic of China. Except those that Party A has given specific direction and that Party A shall pay and withhold in accordance with law, Party B shall pay all the taxes and other fees on its own to the relevant governmental departments.

12-11. Method for payment of rent, the air conditioning and management fees and other fees in the term 4-3 in this Contract is as follows:

Both Parties to this Contract agree on the Rent of the Premises as listed in Appendix I of this Contract.

Party B has made the following promise to Party A:

In accordance with the provisions of this Contract, or by written notifications given by Party A from time to time, the Rent must be paid to Party A; Party B shall be pay Party A in advance, on the signing date of this Contract the rent, the air conditioning and management fees for the remaining days of the first calendar month after the initial rent free period, and the total amount shall be calculated proportionally by multiplying the respective rent, air conditioning charges and management fees of the relevant month by the number of remaining days of such month and the actual number of days of such month; the amount of Party B’s last payment of rent, air conditioning charges and management fees shall equal to the sum of rent, air conditioning charges and management fees for the relevant month multiplied by the proportion of the specific number of days of the Lease Term in the last month and the actual number of the days of the relevant month.

Both Parties to this Contract agree that the fitting-out of the Premises is listed in Appendix I of this Contract. If Party B enters the Premises during the fitting-out period to conduct interior renovation, partition, construction, installation of equipment or alteration, Party B is exempted from paying rent to Party A, but shall pay the fit-out deposit and management fees and other fees during the fitting-out period (including but not limited to all relevant fees arising from the temporary water supply, electricity supply, clearing up and debris removal, examining the design during the fitting-out period). The fit-out deposit mentioned above shall be returned by Party A to Party B without interest, provided that Party B has not breached any relevant provisions on fitting-out under this Contract. During the fitting-out period, the air conditioning fee shall be calculated from the date of actual consumption.

12-12. Both Parties to this Contract agree that the air conditioning fee, management fee and other fees of the Premises are listed in Appendixes II of this Contract, except that the air conditioning charges and management fee and other fees may be adjusted in accordance with the stipulation in this Contract.

Party B has made the following undertakings to Party A:

If, during any time of the Lease Term, due to adjustment of air conditioning fee, management fee and other fees by the management office in charge of such Premises in accordance with the covenant, Party A has the right to inform Party B in writing 30 days in advance to adjust the air conditioning charges, management fees and other fees accordingly. Party B shall pay to Party A the amount of the adjusted fees superceding such amount as

Exhibit 10.18

Translation

listed in Appendix II of this Contract. If the management office make adjustments again or several times, Party A has the right to inform Party B by giving 30 days written notice in advance to adjust the relevant air conditioning fee, management fee and other fees. The adjusted amount of fee shall be submitted by Party A to the local pricing department for registration and filing in accordance with the laws and regulations.

12-13. Party B shall pay rent to Party A. Such rent shall not include any tax and other fees that is payable by Party B to the relevant governmental departments in accordance with law, such as sale tax, value-added tax, tariff, etc. and other expenses. Meanwhile, the rent shall not include air conditioning fee, management fee and other fees.

12-14. The detailed “calculation or allocation method, payment method and time” as referred to in Article 5-3 of this Contract is as follows:

In accordance with the amount shown on the independent recording schedule of the Premises, or pursuant to the unit invoice provided by Party A to Party B, , Party B shall pay all the fees for the use of water, electricity and telephone in the Premises within 7 days after receiving such record or bill in accordance with Party A’s instruction.

12-15. If Party B defaults to pay any one item, or several or all items of fees prescribed in this Contract for more than 14 days, including but not limited to rent, air conditioning charges and management fee, other fees, water supply fee, electricity fee and telephone fee, without prejudice to other rights or remedies of Party A, Party A has the right to request Party B to pay a surcharge of 0.3% daily interest as late fee. Party B shall independently undertake any penalty arising from the late payment of fees for the use of water, electricity and telephone.

12-16. The late fee is calculated from the due date of payment of any, several or all items of fees prescribed in the Article 12-15 of this Contract, until Party B has paid all the principal, interest, late fee and other relevant charges of aforesaid fees.

12-17. In accordance with this Contract, Party A requests or collect the late fee payable by Party B, without prejudice to any other rights endowed by this Contract (including the right to recover the Premises).

12-18. As Article 6-2 of this Contract provides, the Premises or the facilities damaged arising from the improper use of Party B, Party B shall immediately be responsible to repair or to provide economic compensation. Such situations include but are not limited to:

(1) Party B shall pay for or reimburse Party A for all costs of replacing all broken or damaged windows or glass of the Premises that are broken or damaged due to the reasons caused by Party B;

(2) Due to dangerous and incorrect maintenance of any electrical installations, electrical appliances, wirings of the Premises, and/or due to careless, improper use and neglect of Party B which causes the water pipe, toilet, appliances to block, impair or suspend in operation, or due to the willful misconduct or negligence conduct of Party B which causes fire, smoke to diffuse inside the Premises or any source of water including from windstorm or rainfall to spill or overflow in the Premises, and/or any part of it, and/or due

Exhibit 10.18

Translation

to damage caused by Party B to any public area of the Premises, Party A and/or the management office and a third Party directly or indirectly suffer loss or impair, consequently Party B shall compensate and redeem to Party A for all the expense, claims and damages resulted therein. Such compensation includes but not limited to any repair and maintenance expense, and any fee Party A has paid for claims of other people for the above situation and any expense and fee (including legal service fee) for the claim of Party A and/or the management office from Party B;

(3) At anytime during the Lease Term, Party B shall at its own expenses remove any structures, buildings, partitions and other alterations inside the Premises not in compliance with the relevant regulations and ordered to be demolished by the real estate management authority or other relevant governmental authorities in Shanghai regardless whether such structures, buildings, partitions and other alterations are built with or without the consent of Party A;

Party B shall compensate Party A for all damages to the Premises arising from removing the said structures, buildings, partitions and other alterations. Party A has no liability of any loss suffered by Party B for carrying out the prescription in this provision;

(4) Party A shall be entitled without notice and at the expense of Party B to clear and dispose of as Party A deems fit any case, box, rubbish or obstacles of any other kind or nature leave in any area outside of the Premises Any expense resulted therefrom shall be paid by Party B, and Party A shall not be liable to Party B or any other person in respect of the aforesaid action. Party B shall indemnify Party A for all losses, claims, compensations or fees arising from Party A’s execution of this stipulations;

(5) Party B shall give oral notice and written notice to Party A and the management office promptly of any damage caused to the Premises, or injury suffered by any person(s) thereon, or any outbreak of fire or any accident in the Premises or any malfunction of or damage, crack or defects in the water pipes, electrical wiring, fittings, fixtures or other facilities within the Premises;

(6) If Party B fails to observe the requirement of this Article to maintain or construct, Party A shall upon given prior notice to Party B to let its employee or agent to enter into the Premises to carry out the maintenance work or job. Party B shall be liable to all the fees arising from such maintenance work or job.

12-19. Party B undertakes and guarantees to Party A: the following

(1) If Party B has conducted any activity, matter or other acts or omissions, that violates or offends the relevant law and regulations of China and the order of the relevant governmental departments that causes any loss to Party A, Party B shall compensate Party A and be liable to all legal responsibilites;

(2) If Party B receives any notification or subpoena issued by the relevant governmental departments concerning the Premises, Party B shall inform Party A in writing within 48 hours;

Exhibit 10.18

Translation

(3) Party B guarantees that before developing and managing its business in the Premises, it shall apply for and acquire from the relevant government departments all the necessary licenses, approvals or permits (if any). Party B must ensure that such licenses, approvals or permits to be fully in effect during the Lease Term and in every aspect accord with the prescriptions of these licenses, approvals or permits.

12-20. Supplement to the Article 6-4 of this Contract as follows:

1. Prior to carry out the interior renovation, partitions, alteration works equipment installation or reconstruction of the Premiese, Party B must:

(1) Acquire the prior written consent or approval from Party A or management office in respect of the aforesaid action and its proposals, plans, schematic drawings and related documents of the design, construction, material, etc.;

(2) Acquire all the necessary approvals, licenses or permits from the relevant governmental departments;

(3) Guarantee that such kind of interior renovation, partitions, repair, equipment installation or reconstruction shall not affect the normal business activities of other lessors in the whole office building;

(4) Generally, the application form of Party B to conduct internal decoration, partition, construction, equipment installation or reconstruction should be submitted to the related governmental departments by Party B or by an agent of Party B. But if Party A deems necessary, Party A shall have the right to submit such application to the relevant governmental departments on Party B’s behalf. Party B shall pay all fees incurred in order to comply with this clause, and shall be solely responsible for all the consequences arising from such delay and losses which are suffered from the rejection or revision by the relevant governmental government of Party B’s fitting-out construction application.

(5) Hire the contractor or construction company designated or approved by Party B to carry out such fitting-out, reconstruction work, Party B must comply with relevant fitting-out regulations and standard as amended from time to time prepared by Party A or the management office.

2. After Party B receives the notification issued by Party A or its authorized representative to illustrate any remedy or construction project Party B shall take charge and conduct pursuant to the terms in this Contract, Party B shall begin and carry through such remedy or construction work within 1 month from the issuing date of the notification.

3. Party B shall guarantee that the contractor or the construction company employed to do the internal decoration, partition, repair construction, equipment installation or reconstruction should, during the period of the above mentioned behavior, buy and maintain at its own cost an insurance with a reputable insurance company that Party A is satisfied with, in respect of the various insurance for the Premises with a reputable insurance company. Party

Exhibit 10.18

Translation

A shall have the right to request such contractor or the construction company to designate Party A as the mutual beneficiary of such insurance and that the insurance coverage is not less than RMB3 million yuan.

4. When the lease term expires or early terminates, if Party B has done any reconstruction work to the Premises, or installed any auxiliary, device or additions to the Premises, even though such decoration, reconstruction or installation has obtained Party A’s consent, Party A shall still have the right to request Party B to recover the Premises at its own cost prior to return such Premises to Party A (note: the list is in Appendix III), remove or dismantle such rebuilt construction, auxiliary, installation and additions or any other parts; and request Party B to undertake all fees, compensation and to repair the resulted damage to the Premises (including the auxiliary and additions) in an appropriate and neat way.

If Party B breaches the stipulations of this clause, Party A shall have the right to carry out the repair of the Premises as he deems appropriate pursuant to its absolute discretion . All the expenses and fees arising therefrom shall be borne by Party B. Party A shall have the right to consider such expenses and fees as debt and can claim against Party B, or to deduct such expenses and fees from the Deposit of the Premises held by Party A.

12-21. Supplement to Articles 6-1 and 6-3 in this Contract as follows:

(1) Party B has the duty to maintain the Premises, and Party A has only the duty to maintain the public facilities, including emergency light, main upper and lower penstock, main water pipe, telephone communication centre, main structure, smoke and fog detecting system, central air-conditioning. Provided however that the repair duty of Party A does not apply to any damages resulted from the negligence or neglect of Party B.

(2) Party B shall permit Party A at any reasonable time upon prior written notice to Party B to enter the Premises to inspect the repair condition or to take inventories of the fixtures and fittings therein or carry out necessary repair or maintenance, alteration or other works with or without workmen and with or without appliances.

In case of emergency, Party B shall allow Party A or its agent, may enter the Premises without notice and forcibly if necessary, and Party A shall not be responsible for any for the damages caused by such forcible entry.

12-22. Supplement to the third clause of Article 9-1 in this Contract as follows:

If the Premises or any part of it, during any time of the Lease Term, be destroyed or damaged or become inaccessible owing to fire, water, typhoon, disaster and or cause beyond the control of Party A and not attributable directly or indirectly to any act or default or neglect or omission of Party B so as to rendered the Premises unfit for use or occupation. Then the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended from the date the damage occur until the said Premises shall have been reinstated or reconstructed.

Exhibit 10.18

Translation

Provided that Party A shall under no obligation to repair or reinstate the said Premises if in its opinion it is not reasonably economical and practicable to do so.

If the Premises has not been repair or reinstated within 3 months after the occurrence of such damage and destruction, either Party A or Party B can before the Premises is repaired or reinstated inform the other in writing to terminate this Contract,:

Provided that without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim for breach of the agreements, stipulations, terms and conditions herein contained and without prejudice of Party A in respect of the rent or other charges payable hereunder prior to the coming into effect of the suspension. When Party A or Party B receives the written notification from the other Party in accordance with the provision of this term, this Contract terminates and is invalidated from the day the Premises is damaged or destroyed, or the day the Premises is rendered unfit for use or occupation.

12-23. Supplement to Articles 8-1, 8-2, and 8-3 of this Contract as follows:

Party B shall not assign, sublet, terminate the use of, or sublease the Premises or any part thereof. Party B shall not assign the right to any other third person (hereinafter referred to as “Sublessee”) at the Premises, unless Party A’s prior written consent is obtained. The above mentioned consent given by Party A to Party B is relied on its sole and only decision right At the time of making such decision, Party A can take into consideration, including but not limited to the economic position of the sublessee, the purpose of use of the Premises by the sublessee and other subjective or objective factor that Party A should consider.

If Party A has determined to give Party B the written consent mentioned above, Party B shall guarantee that the sublessee agrees to observe and perform all terms and conditions under this Contract, and agrees to sign a leasing contract under which the content, and form is consistent with this Contract, and to undertake the none of any default behavior will occur under the leasing contract.

12-24. Supplement to Article 9 of this Contract as follows:

At any time during the Lease Term, if Party A resolved to (Board Resolution to be provided by Party A shall be considered as a valid proof) to sell, further construct, reconstruct, demolish, refit or decorate the Premises or any part of it, including the Premises, Party A shall have the right to early terminate the Lease Term by giving six months’ prior written notice to Party B and this Contract shall be terminated on the expiration of notice specified in such written notice but without prejudice to any right and remedy of either party against the other party in respect of any breach committed prior to the expiration of such written notice.

Party B shall be precluded from claiming any deduction of Rent, compensation or any other remedy as a result of such early termination of the Lease Term and termination of any options of Party B.

12-25. In respect of the relevant insurance matter in the Lease Term of the Premises, both parties have made detailed agreement as follows:

During the Lease Term, Party B shall purchase at its own cost from a reputable insurance company and maintain all insurance that Party A is satisfied with for all the

Exhibit 10.18

Translation

risks of the Premises. Party A is entitled to require Party B to designate Party A as the beneficiary or its joint beneficiary of such insurances;

The coverage of such insurance shall be in a reasonable amount prescribed by Party A, and not lower than RMB3 million. It shall be clearly listed on the insurance policy that the terms for the insurance liability shall not be cancelled, revised or restricted without the prior written consent of Party A;

Party B undertakes, upon Party A’s request given from time to time, Party B shall provide the insurance policy, the latest payment receipt of insurance premium and a certificate issued by the insurance company to prove that the insurance policy is fully paid up and is valid and subsisting in all respects.

Party B shall not do, cause to be done any act, matter or thing whereby it will void the fire insurance or other insurance (including third party claim arising out of the loss or damage of the insurance) of the Premises or any part of it. Party B shall not do or allow others to do any act, matter or thing whereby the rate of premium of the insurance may increased;

If as a result of any act, deed, matter or thing done, the premium on any such policy or policies of insurance shall be increased due to Party B’s fault, Party A shall be entitled without prejudice to any other right and remedy hereunder to recover from Party B the amount of any such increase.

12-26. If Party A has installed any facility or machine of central air-conditioning in the Premises, Party B shall carefully and reasonably use or adjust such facility or machine. Party A shall be responsible to provide regular maintenance service upon reasonable request of Party B, the cost of which is already included in the air conditioning charges and management fee.

12-27. Party B shall allow Party A to bring any prospective lessee or relevant people to view the Premises before the Lease Term expires, or within the last 3 months before the early termination of this Contract at all reasonable times to view the Premises as stipulated in this Contract, except that both parties mutually agree to continue leasing the Premises.

12-28. Party B hereby expressly agrees and declares, except that any of the following situation is caused directly by fault of Party A, Party A shall not be liable to Party B or any other person whomsoever:

In respect of any loss or damage to any person or property or for any disruption or inconvenience caused to or sustained by Party B or any other person caused by or through or in any way owing to any defect or breakdown of facility or other facilities of elevator, escalator, fire, security equipment, air conditioning system of the Premises, or any failure, malfunction, suspension of electricity, water supply or telephone communication or cease to operate, or due to flood, or escape or spread of fire, smoke, fume or any other substance, or due to rain or other water leakage in the Premises or any Party of the Premises, or due to the activity of rate, termites, roaches or other pests in the Premises, or due to stealing or robbery of the Premises.

Exhibit 10.18

Translation

12-29. Both parties agree:

1. Party A shall not be liable for the security or safekeeping of the property in the Premises;

2. The security guards, management staff, machine of any kind or electronic system for prevention of crime of whatever nature(if any) provided by Party A for the property or the Premiese, it shall not create any obligation on Party A as to the safe keeping or security of the Premises or the property inside the Premiese. The responsibility for the safe keeping or security of the same shall at all times rest with Party B;

3. Party B shall not, for any security reason, deduct or stop payment of Rent or other fees it shall pay in accordance with this Contract;

4. Party A owes no duty, unless it has not taken reasonable action to repair or remedy, or reasonably request the management office to repair or remedy, within a reasonable period of time after Party A receives the written notification issued by Party B, in respect of any defect or lack of repair of the roof, main structure, wall, water pipe passage, cables and wiring, other public facilities and common area places of the Premises;

5. If at any time, the air conditioning service needs repair, maintenance or examination and thereby cease to operate beyond the control of Party A,, Party A shall not be liable to compensate Party B or waive or reduce the Rent, Management charges, Air-conditioning Charges or other charges howsoever.

12-30. Party B hereby expressly agrees and declares:

Without prejudice to the rights of Party B to initiate legal proceedings against Party A for its breach, non-observance or non-performance of this Contract or to deduct from the Deposit paid by Party B in accordance with Article 12-7 hereof, damages for loss or damage arising out of Party A’s breach, non-observance or non-performance of this Contract, Party B is entitled at any time upon the occurrence of the following events to legally re-enter and re-possess the Premises or any part thereof whereupon this Contract shall forthwith be terminated. The aforesaid events are:

(1) Party B fails to pay the Rent, Air Conditioning Charges and Management Fee, other fees or failure to pay to the relevant governmental departments all the taxes, within 14 days after its respective due date that Party B shall pay in accordance with the provision of this Contract (whether or not a formal demand has been made);

(2) Party B fails to or because of latches, comply with and perform any agreement, provision, terms, conditions that Party B shall comply and perform in this Contract;

(3) Party B suffers bankruptch or liquidation procedures (save and except with the approval of Party A, for the purposes of merger and reconstruction);

(4) Any person brings a petition to court for liquidation of Party B and the court accepts such petition;

(5) The Premises or any property of Party B is being [ ] for the enforcement of the court judgment ;

Exhibit 10.18

Translation

(6) Party B suspends its business, terminates or indicates that it will suspend or terminate its business;

(7) Event or litigation, same or similar with what mentioned above in items (1) to (6), occur in any area that has jurisdiction over Party B.

12-31. Both parties hereby irrevocably agree:

Written notification issued by Party A to Party B to discharge or early terminate this Contract in accordance with the stipulations herein, indicates that Party A shall exercise its right conferred by this Contract to early re-enter the Premises, and this constitute the Party A has already fully and adequately exercise such rights. Party A is not required to actually entering the Premises as the indication of exercising such right.

12-32. During the Lease Term, without the consent of Party A, if Party B unilaterally terminates this Contract, the prepaid Rent shall not be returned. If the prepaid rent is insufficient to compensate the loss of Party A, Party B shall be liable for all losses and damages and all fees and expenses of Party A due to the vacancy of the Premises during the period from early termination to the expiry of the Lease Term (including all legal costs). Party A is entitled to claim such loss, damage, expense and fees as debt from Party B.

12-33. Party B shall undertake all expenses and fees (including legal fees) occurred when Party A demands Party B to pay Rent and/or other fees Party B shall pay (if Party A decides to demand Party B), and all expense and fees occurred when Party A exercises any other right pursuant to the terms in this Contract. Party A is entitled to claim Party B for such expense and fees as debt.

12-34. Party A’s acceptance of rent paid by Party B shall not be deemed as a wavier by Party A of its right to proceed against Party B in respect of any breach, non-observance or non-performance by Party B of any of the agreements, stipulations, terms and conditions herein contained

12-35. If Party B breaches any payment responsibilities, or unable to observe, perform any of the agreements, stipulations, terms and regulations herein contained, Party A shall have the right to terminate the supply of water, electricity or other services of the Premises by giving prior written notice, and take any other measure and action as Party A deems fit until Party B has remedy the aforesaid breach, non-observance, non-performance and Party B has paid all the fees aroused thereby (including the reconnection fee for restoring the water and electricity supply). The right of Party A conferred by this term, is supplementary to any other right and compensation right under this Contract, provided that any other right and compensation right of Party A pursuant to the terms in this Contract shall not be impaired.

12-36. Party A’s once or several condoning, excusing, overlooking of any breach, non-observance or non-performance by Party B of any responsibilities contained herein shall not operate as a waiver of Party A’s rights hereunder in respect of any continuing or subsequent breach, non-observance or non-performance behavior by Party B, or so as to defeat or affect in any way the rights and remedies of Party A

Exhibit 10.18

Translation

hereunder in respect of any such continuing or subsequent breach and no waiver by Party A shall be inferred from or implied by anything done or omitted by Party A unless expressed in writing.

12-37. Any consent given by Party A to Party B constitutes its consent to one particular matter toward Party B, shall not operate as a waiver of right to claim or to exempt from the execution of any term of this Contract, it shall not be understood as Party A waive the requirement to seek its consent in a similar matter in the future, except that Party A expresses as such in writing.

12-38. Both parties mutually agree, during the Lease Term:

(1) Party B agrees, after Party A or its agent issues written notification to Party B, Party A or its agent to enter the Premises to test the electrical wirings at an appointed or specified time;

(2) Party B shall observe and comply with the rules and provisions adopted by Party A or the management office from time to time; Party B shall not do or cause any action, deed, event or matter breaking the relevant rules and provisions frequently established by Party A or the management office, including but not limited to any term or provision in any supplementary usage convention (whether or not such supplementary usage convention is signed before or after signing of this Contract);

(3) Party B shall be responsible to remove the rubbish and wastes of the Premises and disposed it to the place specified by Party A or the management office;

(4) Provided that Party A or the management office permits, Party B is entitled to display the name of Party B on the directory (if any) of the property, using the font specified by Party A. Such font shall be arranged, produced and displayed by Party A exclusively for Party B, and the relevant expenses shall be undertaken by Party B;

(5) Party B is entitled to display its name at its own cost in the place specified by Party A or the management office, in a method permitted by Party A or the management office;

(6) If Party B carries out projects of installing main electrical wirings, air conditioning, fire control system, service pipe and drainpipe, etc. it shall employ the contractor specified by Party A in writing;

(7) Party B shall not do anything in the Premises that is likely to interfere with Party A, owner of other premises, other lessees and users in the property or in any adjoining or neighbouring premises. If Party B violates the provision mentioned above after the second written warning issued by Party A, Party A shall deem it as a breach of this Contract. Without prejudice to any other rights and remedy of Party A, Party A shall be entitled to terminate this Contract unilaterally under this contract and to re-enter the Premises hereunder.

Exhibit 10.18

Translation

(8) Party B shall not do any business beyond the scope of usage listed in Appendix II of this Contract, provided that Party B shall apply on its own for the approvals, license, permit for doing business in the Premises, Party B shall not use the Premises for illegal or immoral use, Party B shall not perform any activity that has harmful effect on the reputation of Party A or the property;

(9) Party B shall not carry out any manufacturing, production or processing activities of any goods or merchandise on the Premises;

(10) Party B shall not keep or store any weapon, ammunition, saltpeter, coal oil or other explosive, or combustible substances or dangerous prohibited goods at any time inside the Premises;

(11) Party B shall not cause or allow gas or odor or noxious smells which shall in the sole opinion of Party A be offensive or unusual, poisonous or harmful, to generate, infiltrate out, leak out in the Premises;

(12) Party B shall not lay, install, erect or append any electrical wiring, cable or other thing or stuff in any entrance, stair, platform, alleyway, hall, lobby or other public area in the Premises;

(13) Party B shall not prepare or eat any food in the Premises, and shall not use apparatus to cook or heat up any food (except in the mini pantry in normal office building);

(14) Party B shall not keep any animal or pet in the Premises;

(15) Party B shall at its own cost adopt all steps and preventive measures as required by Party A so as to prevent the breeding of termites, mouse, cockroaches or other pests or parasites in any part of the Premises;

(16) Unless otherwise prescribed in the terms of this Contract, Party B shall not assign, sublease or sublet the Premises or any part of it. Party B shall not permit or allow any arrangement or transaction, to cause a third Party acquires the right to use, occupy or share the Premises or any part of it, whether or not such third Party pays the rent or other cost therefore;

(17) When it occurs that Party B assigns, subleases or sublets the Premises as mentioned in the item (16) above (whether or not Party B receives money or other form as consideration), without prejudice of any other right and remedy of Party A, this Contract shall absolutely be terminated. Party B shall disfurnish and vacate the Premises immediately;

(18) Party B shall not install any antenna, receiver, pipeline, adjunct, adumbral thing, awning, any other fittings and attachments of any type or nature;

(19) Before Party B acquires the written consent of Party A, except for directing the address and location of the office, it shall not for any purpose use the name

Exhibit 10.18

Translation

and marks or such name and picture of the marks or declaration and painting of such name and marks of such Premises or such property ;

(20) Party B shall not hawk or tout in any place outside of the property and inside of the Premises;

(21) In case of loading and unloading goods, Party B shall use the designated loading and unloading area, entrance and goods elevator as stipulated by Party A or the management office, and only during the prescribed time to handle the loading and unloading of goods;

(22) Party B shall not use client elevator or escalator for the use of conveying goods at any situation at any time;

(23) Party B shall allow Party A to post the leasing advertisement of the Premises in public places of the Premises that Party A considers as appropriate, within 3 months before the expiration of the Lease Term, and Party B shall not blot out such poster;

(24) Party B shall not paint, spray-paint, use or stick any thing or any stuff to the Premises, window frames, glasses or exterior wall;

(25) Party B shall not destroy, damage or marked any part of the structure of the Premises, or any decoration of the public area, stairs, elevators, escalators of the property, including any tree, plant and bush of the property;

(26) Not without the prior written consent of Party A to alter the locs, bolts and fittings on the entrance doors to the said Premises;

(27) Party B shall not install any object or equipment exceeding the weight of which any part of the original floor of the Premises is designed to support (i.e. not exceeding 1.2 kilo Newton (KN)/square meter for permanent load and 3.0 KN/square meter for temporary load) in the Premises (the office area, excluding aisles).

(28) After signing this Contract, Party B shall, in accordance with the local relevant provisions of law and regulations, entrust Party A or its agent to handle the registration and filing with the local real estate management department;

(29) When Party B for any reason moves out from the Premises at any time during Lease Term or when Lease Term expires, if Party B has left any decoration, furniture, object, material, equipment or any other article in the Premiese, it is assumed that Party B abandons such articles, and Party A is entitled to dispose such articles in any way, while Party B shall not disagree or request Party A to claim for compensation; meanwhile, Party A is entitled to claim Party B for all expenses for removing, cleaning, disposing the aforesaid articles, or deduct such expenses from the Deposit paid by Party B first and then return the balance to Party B, and if the Deposit paid by Party B is insufficient to offset such expenses, Party A is entitled to continue claiming Party B for insufficient amount;

Exhibit 10.18

Translation

(30) Party B shall not block any entrance, stair, platform, passage, escalator, elevator, lobbyl or other public are in the property, or pile up any case, box, rubbish or other obstacle of any other type or nature;

(31) When Party A makes the requests, Party B shall immediately pay Party A all the expenses incurred as a result for cleaning up and remove as the water pipes, canals and pipelines is broken, blocked and damaged due to inappropriate or careless use of Party B;

(32) Party B shall pay Party A the expense for repairing the damages of any part of the public area of the property caused by Party B.

12-39. Party A undertakes with Party B as follow:

(1) Provided that Party B pays the rent in the time and method prescribed in this Contract and observe and perform all the terms, stipulations, terms and conditions on the part to be observed and performed by Party B, Party B is entitled to hold and enjoy the Premises during the Lease Term without any interruption by Party A or any person lawfully claiming under or in trust for Party A;

(2) Pay all the taxes and expenses payable to the relevant government department to Party A in accordance with the laws, regulations and local provisions in respect of the Premises;

(3) Make every effort to procure the management office to maintain in good and workable condition of the roof, main structure, wall, water pipes passage and electrical wirings and cables of the Premises;

(4) Make every effort to procure the management office to maintain a clean and proper condition of public area in the property;

(5) Make every effort to procure the management office to maintain an appropriate and functional condition of any elevator, escalator, fire prevention and security equipment, air conditioning facility and other appliances in the property;

(6) Procure the management office to provide air conditioning service for the Premises. The schedule of the air conditioning service supply is listed in Appendix IV of this Contract. If Party B requests Party A to provide air conditioning service beyond the period mentioned above, it shall apply to the management office in advance and pay corresponding fees;

After Party A receives reasonable notification of Party B who requests air conditioning service beyond the service period of air conditioning, Party A shall make every effort to procure the management office to provide Party B with such air conditioning service.

Exhibit 10.18

Translation

12-40. Since the leasing of the Premises is valid only to Party B designated in this Contract, except with the written consent of Party A, the following conducts and events shall be deemed as default of this Contract:

a. In the case of Party B being a corporation leasing such Premises, , the occurrence of Party B being acquired, reconstruct, merge or liquidate;

b. The giving by Party B a Power of Attorney whereby the Attorney obtains the right to use, posses, occupy or enjoy the Preemies or any party thereof

c. The change of Party B’s business name without the prior written consent of Party A as stipulated in the provisions of this Contract.

12-41. At any time during the Lease Term, Party A is entitled to sell the Premises without informing Party B. In case Party A needs to mortgage the Premises shall not require to notify Party B in writing. The parties may agree to dispose of the mortgaged Premises without consulting the opinion of Party B for purchasing the Premises. Party B hereby expressly declares that Party B waives any first right of refusal to purchase the Premises under Articles 8-4 and 11-1 of this Contract .

If Party A shall enter into contract with a third party to see the Premises during the Lease Term, Party A shall provide in the sale contract of the Premises or other contract for transfer of the property right of the Premises that the assignee of the Premises shall undertake to continue to comply with this Contract. Party B agrees that only this assignee is entitled to continue exercising and carrying out all rights and obligation of Party A pursuant to this Contract, Party A shall not be liable to Party B for any compensation.

12-42. Party A reserves the right to change, repair and temporarily close the doors, windows, electric appliances, wirings and cables, water pipe passages, escalators, fire protection, security system, air conditioning and other facilities of the Premises, without the consent of Party B during the Lease Term, and also the right to alter the overall structure, layout and arrangement of the public place of the property. When Party A exercises the right to change, repair, close and alter as mentioned above, causing any impact and loss to Party B, Party A shall not be liable to Party B for any compensation or remedies.

12-43. Party A reserves the right to name the property, and Party A is entitled to change the name of the property from time to time by giving to Party B not less than 3 months notice, and shall not be liable to Party B or any other people for any compensation.

12-44. The notarization fee, stamp duty, registration fee related to this Contract shall be undertaken by both parties respectively. Any charges that have not been stipulated by law shall be borne by both parties in equal share.

12-45. Party A and the management office reserve the right to establish, invite or amend, adopt, abolish any operation and management rules and provisions considered as necessary for managing and maintaining the property as a first-class complex building. Such rules and systems shall come into effect once Party A issues written notification to Party B.

The rules and systems mentioned above, as supplement to this Contract, shall not derogate efficacy of this Contract in any aspect. If there are different interpretations

Exhibit 10.18

Translation

between the rules and provisions mentioned above and this Contract, the terms of this Contract shall prevail.

Party A shall not be liable to all the loss and damage arising from non performance of the rules and provisions mentioned above, or a third Party not observing such rules and provisions.

12-46. Any document or notification that shall be sent to Party B pursuant to this Contract, if with prepaid postage, sent to the address of Party B listed in Appendix III of this Contract or any other address notified by Party B in writing, shall be deemed as having been received by Party B.

12-47. Any document or notification that shall be sent to Party A pursuant to this Contract, if with prepaid postage, sent to the address of Party A listed in Appendix III of this Contract or any other address notified by Party A in writing, shall be deemed as having been received by Party A.

12-48. Any notification sent with prepaid postage, after 3 working days, shall be deemed as having been received by the recipient. The receipt for registered mail issued by the post office can be valid evidence to prove that the notification has been sent to the recipient.

12-49. Both parties shall bear its own legal costs and expenses and hire their respective legal representative If Party B has not retained any lawyer, and this Contract is amended through negotiation of both parties after Party A submits the first draft to Party B, then Party B shall undertake half of the legal expense and fees of Party A.

12-50. This Contract constitutes the entire agreements between the parties and supersede all prior agreements, written or verbal, between the parties relating to all the terms under this Contract.

12-51. In respect of any matters not covered by this Contract, Party A and Party B may negotiate and make further supplemental agreement. Such supplemental agreement shall carry the same legal effect as this Contract and shall be constituted as an integral part of this Contract.

12-52. Law of the People’s Republic of China shall apply to and govern the establishment, efficacy, interpretation, fulfillment and settlement of conflicts of this Contract.

12-53. The content listed in Appendix IV of this Contract is the supplement and amendment made by both parties to this Contract in respect of the content of relevant terms of this Contract, confirmed and agreed by both parties to this Contract, and shall form an integral part of this Contract.

12-54. Any dispute arising out of this Contract or arising from this Contract, shall be resolved through consultation between the parties, failing which either party may institute legal proceedings in a People’s court where the Premises situate.

12-55. Any heading or index shall serve as guide and shall not constitute a part of this Contract. The interpretation of this Contract shall not be affected or restricted by any such heading or index.

Exhibit 10.18

Translation

12-56. Amendment to the Article 11-2 of this Contract as follows:

This Contract is signed by the legal representative or authorized representative of both parties, and it shall come into effect through notarization by Shanghai Notarization Office.

After this Contract is notarized, Party B shall, in accordance with the provisions of relevant law and regulations, entrust Party A or its agent to handle the registration and filing formalities of this Contract with the local real estate management department and obtains the filing certificate for real estate leasing; on the occasion, Party B has the duty to provide Party A with all necessary documents for going through the procedure mentioned above and provide necessary assistance according to the request of Party A.